                                                                       Exhibit C

                                    SPECIMEN

Certificate No.                         __________ Shares

                              GOVERNMENT PORTFOLIO

   A Separate Series of Credit Suisse Institutional Money Market Fund, Inc.,
                             a Maryland Corporation
               Shares of Common Stock (par value $.001 per share)

         THIS CERTIFIES THAT _______________ is the holder of fully paid and non-assessable share(s) of common stock (par value $.001 per share) of the Government Portfolio (the "Portfolio"), a series of Credit Suisse Institutional Money Market Fund, Inc., a Maryland Corporation (the "Fund"), transferable only on the books of the Fund by the holder hereof in person or by his duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Fund.

         The registered holder of this Certificate is entitled to all the rights, interest and privileges of a shareholder as provided by the Articles of Incorporation and the by-laws of the Fund as from time to time amended, which are incorporated by reference herein. In particular the shares represented by this Certificate are transferable by the holder, in person or by his duly authorized attorney, but only on surrender of this Certificate properly endorsed and when the transfer is made on the books of the Fund.

         The Articles of Incorporation provide that the directors may create and issue a number of series of shares, in which case the shares of each series would participate equally in the earnings, dividends and assets of the particular series.

         Any shareholder desiring to dispose of his shares may deposit his Certificate duly endorsed in blank or accompanied by an instrument of transfer executed in blank at the office of the Transfer Agent of the Fund, together with an irrevocable offer in writing to sell the shares represented thereby at the net asset value thereof and the directors will thereafter purchase said shares for cash (except as described in the current prospectus and statement of additional information of the Fund applicable to the Portfolio) at net asset value. The computation of net asset value, the limitations upon the date of payment and provisions dealing with suspension of the right of redemption in certain emergencies are fully described in said Articles of Incorporation and by-laws as from time to time amended. See the current prospectus and statement of additional information of the Fund applicable to the Portfolio for further information concerning repurchases of shares by the Fund.

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     IN WITNESS WHEREOF, the said Fund has caused this Certificate to be signed by its duly authorized officers.

Dated:
       ---------------------------

----------------------------------
Chairman

----------------------------------
Treasurer



                                   Countersigned:

                                   BOSTON FINANCIAL DATA SERVICES, INC.,
                                   TRANSFER AGENT

                                   By:
                                       --------------------------------

                                   Assignment

     For Value Received         hereby sell, assign and transfer unto
                       ---------                                     -----------
Shares of the within-named Fund represented by the within Certificate and do
hereby irrevocably constitute and appoint                  to transfer the said
                                         ------------------
Shares on the books of the within-named Fund with full power of substitution in the premises.

Dated:
      -------------------------

-------------------------------

SIGNATURE GUARANTEED BY:

-------------------------------

     (Signature must be guaranteed
by a shareholder servicing agent
of the Fund.)

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Certificate No.                                                 ________ Shares


                                PRIME PORTFOLIO

    A Separate Series of Credit Suisse Institutional Money Market Fund, Inc.
                             a Maryland Corporation
               Shares of Common Stock (par value $.001 per share)


     THIS CERTIFIES THAT __________________ is the holder of fully paid and non-assessable share(s) of common stock (par value $.001 per share) of the Prime Portfolio (the "Portfolio"), a series of Credit Suisse Institutional Money Market Fund, Inc., a Maryland Corporation (the "Fund"), transferable only on the books of the Fund by the holder hereof in person or by his duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Fund.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a shareholder as provided by the Articles of Incorporation and the by-laws of the Fund as from time to time amended, which are incorporated by reference herein. In particular the shares represented by this Certificate are transferable by the holder, in person or by his duly authorized attorney, but only on surrender of this Certificate properly endorsed and when the transfer is made on the books of the Fund.

     The Articles of Incorporation provide that the directors may create and issue a number of series of shares, in which case the shares of each series would participate equally in the earnings, dividends and assets of the particular series.

     Any shareholder desiring to dispose of his shares may deposit his Certificate duly endorsed in blank or accompanied by an instrument of transfer executed in blank at the office of the Transfer Agent of the Fund, together with an irrevocable offer in writing to sell the shares represented thereby at the net asset value thereof and the directors will thereafter purchase said shares for cash (except as described in the current prospectus and statement of additional information of the Fund applicable to the Portfolio) at net asset value. The computation of net asset value, the limitations upon the date of payment and provisions dealing with suspension of the right of redemption in certain emergencies are fully described in said Articles of Incorporation and by-laws as from time to time amended. See the current prospectus and statement of additional information of the Fund applicable to the Portfolio for further information concerning repurchases of shares by the Fund.

     IN WITNESS WHEREOF, the said Fund has caused this Certificate to be signed by its duly authorized officers.


Dated:
      ---------------------------------


---------------------------------------
Chairman


---------------------------------------
Treasurer



                                        Countersigned:
                                        BOSTON FINANCIAL DATA SERVICES, INC.,
                                        TRANSFER AGENT

                                        By:
                                           -----------------------------------

                                        Assignment


     For Value Received _____________________ hereby sell, assign and transfer unto _____________________ Shares of the within-named Fund represented by the within Certificate and do hereby irrevocably constitute and appoint _________________ to transfer the said Shares on the books of the within-named Fund with full power of substitution in the premises.

Dated:
      ------------------------------------


------------------------------------------
SIGNATURE GUARANTEED BY:


------------------------------------------
(Signature must be guaranteed by a
shareholder servicing agent of the Fund.)